Blue Book Policy and Procedure

Manual
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SECTION THREE.

CODE OF ETHICS (INCLUDING PERSONAL TRADING POLICIES)

                                TABLE OF CONTENTS

I. Standards of Business Conduct...............................................3
II.Personal Securities Transactions
A. Supervised and Access Persons...............................................5
B. Pre-Clearance...............................................................6
C. Prohibited Transactions.....................................................6
D. Exemptions..................................................................7
E. Reporting Requirements
   1. Initial Holdings Report..................................................8
   2. Quarterly Transaction Report.............................................9
   3. Annual Holding Report...................................................10
F. Duplicate Confirmations and Account Statements.............................10
III. Other Potential Conflicts of Interest
   A. Interest in Competitors, Clients, and Suppliers.........................10
   B. Interest in Transactions................................................11
   C. Outside Employment and/or Directorship..................................11
   D. Diversions of Firm Business or Investment Opportunities.................12
   E. Gifts and Entertainment.................................................12
IV. Insider Trading...........................................................12
V. Compliance with the Code of Ethics
   A. Annual Certification....................................................13
   B. Quarterly Certification - Other Potential Conflicts.....................13
   C. Whistle Blower..........................................................13
   D. Sanctions...............................................................14
VI. Chief Compliance Officer Responsibilities.................................14
VII.Books and Records.........................................................16
VIII.Definitions..............................................................17

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IX. Policy
Maintenance...................................................................22
X. Exhibits
   Exhibit A - Trade Authorization Form.......................................23
   Exhibit B - Initial Holding Report.........................................25
   Exhibit C - Quarterly Transaction Report...................................27
   Exhibit D - Annual Holding Report..........................................29
   Exhibit E - Policy Manual/Code of Ethics Certification Memo................31


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I.   STANDARDS OF BUSINESS CONDUCT

     A.   Overview:

     At Fifth Third Asset Management, Inc. ("FTAM"), we strive to exhibit the utmost professionalism in representing our Clients' interests. FTAM's ethical culture is of critical importance and is supported by the highest levels of management, as is evidenced by the policies and procedures of the firm, including this Code of Ethics ("Code").

     In order to protect our Clients, and adhere to the SEC's Code of Ethics rule, Rule 204A-1 of the Advisers Act, as well as Rule 17j-1 of the Company Act, FTAM must follow these guidelines and has implemented a monitoring program adequate to review FTAM personnel activities. Failure to do so may harm the firm by tainting our business reputation within the industry. It is important for FTAM to review its potential conflicts of interest, listed below, and to make sure that issues don't arise where FTAM personnel put their interests ahead of the Client.

     FTAM recognizes that potential conflicts with our Clients are inherent due to the nature of our business. FTAM's Code of Ethics addresses the following conflicts in order to protect our Clients' the interests and meet our fiduciary obligations:

     1.   Personal Securities Transactions

     2.   Interest in competitors, clients, and suppliers

     3.   Interest in transactions

     4.   Outside employment and directorship

     5.   Gifts and entertainment

     6.   Use of Non-Public Material Information

     B.   General Fiduciary Principles:

     This Code of Ethics is based on the principles that each FTAM employee (i) has a duty to place the interests of his or her Clients first, (ii) must conduct

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     his or her Personal Securities Transactions consistently with this Code in such a manner so as (a) to avoid any actual or potential conflict of interest, (b) not to abuse such person's position of trust and responsibility or (c) not to interfere with the management of the Client's portfolio, and (iii) may not take inappropriate advantage of his or her position.

     FTAM employees must adhere to general fiduciary principles, as well as comply with the specific provisions of this Code. Technical compliance with the terms of this Code may not automatically insulate an employee from scrutiny in instances where the Personal Securities Transactions show a pattern of abuse or failure to adhere to general fiduciary principles.

C.   Conflicts of Interest:

     1. It is not possible to precisely define a conflict of interest. However, one factor that is common to all conflicts of interest situations is the possibility that an employee's decisions will be affected because of actual or potential differences between or among the interests of FTAM, its affiliates or Clients, and/or the employee's personal interests. A particular activity or situation may be found to involve a conflict of interest even though it does not result in any financial loss to FTAM, its affiliates or Clients, or any gain to FTAM or employee, regardless of the motivations of the employee involved.

     2. Employees must avoid other employment or business activities, including personal investments, which interfere with their FTAM duties. Investments by employees that interfere with FTAM's duties divide loyalty or may create an actual or apparent conflict of interest. Each employee must promptly report any situation or transaction involving an actual or potential conflict of interest to the Chief Compliance Officer. The Chief Compliance Officer's determination as to whether a conflict of interest exists or is harmful shall be conclusive and he may terminate any activity that is deemed harmful to a Client or FTAM's interests.

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    C. D. Compliance with Federal Securities Laws:

          FTAM and each of its employees must comply with all applicable provisions of the federal securities laws and the rules and regulations promulgated under those laws. In connection with providing investment management services to Clients, this includes prohibiting any activity which directly or indirectly:

     o    Defrauds a Client in any manner;

     o Misleads a Client, including by making any statement that omits material facts;

     o    Operates or would operate as a fraud or deceit on a Client;

     o    Functions as a manipulative practice with respect to a Client; or

     o    Functions as a manipulative practice with respect to securities.

II.  PERSONAL SECURITIES TRANSACTIONS

     A.   Supervised Persons and Access Persons:

     All FTAM employees are Supervised Persons. In addition, certain FTAM employees are also considered Access Persons. Your classification will determine the specific responsibilities you have under the Code. Generally, everyone but the following FTAM personnel will be considered an Access
     Person:

          o    Fifth Third Funds marketing personnel;

          o    FTAM marketing personnel;

          o    Fifth Third Funds sales personnel;

          o    FTAM sales personnel; and

          o    Administrative personnel

     Depending on the specific job responsibilities and work location, the Chief Compliance Officer may designate certain employees in these categories as Access Persons.

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     Due to specific job responsibilities and access to information, the Chief
     Compliance Officer may also designate certain other Fifth Third personnel (legal, finance, investment technology, human resources, risk management) as either Supervised or Access Persons.

     B.   Pre-Clearance Requirements:

          1. No Supervised Person may acquire Beneficial Ownership in any security distributed in an Initial Public Offering or Limited Offering without the Chief Compliance Officer's written authorization.

          2.   Except for exempt Personal Securities Transactions noted in
               Section 2(D) below, no Access Person may execute any transaction in a Reportable Security without obtaining the Chief Compliance Officer's written authorization. A copy of the Trade Authorization form is in Exhibit A.

     C.   Prohibited Transactions:

          1. No Access Person may purchase or sell any security or any Reportable Security in which such person has or would have Beneficial Ownership if, in effecting such purchase or sale, such person would violate any of the fiduciary principles of this Code, violate Rule 17j-1(b) under the Company Act, or Rule 204A-1 of the Advisers Act.

          2. No Access Person shall induce or cause a Client to take action, or to fail to take action, for the purpose of achieving a personal benefit. Examples of this would include causing the Client to purchase a security owned by the Access Person for the purpose of supporting or driving up the price of such security or refraining the Client from selling a security in an attempt to protect the value of the Access Person's investment in such security.

          3. No Access Person may use his or her knowledge of a Client's portfolio transactions to profit by the market effect of such knowledge.

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          4.   No Access Persons may knowingly purchase or sell any Reportable
               Security within two (2) business days before a Client purchases or sells the same security (the "Black-out Period") without the Chief Compliance Officer's written authorization.

          5. For Reportable Securities, no Supervised Person may profit from the purchase and sale, or sale and purchase, of the same (or equivalent) Reportable Security within thirty (30) calendar days without the Chief Compliance Officer's written authorization.

          6. No Supervised Person may purchase then sell, or sell then purchase, the same Reportable Fund within a 15-day period without the Chief Compliance Officer's written authorization. This includes transactions in any company-sponsored retirement plans. Fifth Third retirement plan rebalancing that results in same day system generated buys and sells will not be considered a violation of this section. The result of these transactions should not cause any benefit to the Supervised Person. The Chief Compliance Officer's compliance determination is final.

     D.   Exemptions:

     1. The pre-clearance requirements of Section II(B) and the prohibitions of Sections III(C)(5) and (6) shall not apply to:

          a. Purchases or sales effected in any account in which an Access Person has a beneficial interest but over which the Access Person has no direct or indirect, influence or control; or

          b. Purchases or sales effected pursuant to an automatic investment plan, as such is described in Rule 204A-1 of the Advisers Act.

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     2.   The following Personal Securities Transactions are exempt from the pre-trade approval requirements (Section II(B)(2)), though not the quarterly reporting requirements under Section II(E)(2).

          a. Purchases or sales of five hundred (500) or less shares per day of any equity Reportable Security with a market capitalization greater than $1 billion dollars;

          b.   Unit Investment Trusts;

          c. Transactions in debt Reportable Securities in which the investment amount is $10,000 or less; or

          d.   Reportable Funds.

     E.   Reporting Requirements:

          1.   INITIAL HOLDING REPORTS:

          No later than 10 days after a person becomes a Supervised Person, each Supervised Person must file with the Chief Compliance Officer an initial holdings report (Exhibit B) that includes the following information (which must be as of a date within 45 days prior to the date the person became a Supervised Person):

          a. The title and type of security, ticker symbol or CUSIP number, number of shares, and principal amount of each Reportable Security in which the Supervised Person has any direct or indirect beneficial ownership.

          b. The name of any broker, dealer or bank with whom the Supervised Person maintains an account in which any Reportable Securities were held for the direct or indirect benefit of the Supervised Person; and

          c.   The date that the report is submitted by the Supervised Person.

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     2.   QUARTERLY TRANSACTION REPORTS:

          a. Access Persons must report to the Chief Compliance Officer information with respect to transactions (other than securities acquired in transactions exempt under Section II(D)(1)) in any Reportable Security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership and the establishment by the Access Person of any account in which Reportable Securities were held during the calendar quarter for the direct or indirect benefit of the Access Person.

           b. Each quarterly transaction report (Exhibit C) must be made not later than 30 calendar days after the end of the calendar quarter in which the transaction to which the report relates was effected, shall be dated and signed by the Access Person submitting the report, and shall contain the following information:

               i. The date of the transaction, the title, ticker symbol or CUSIP number, and the number of shares, the interest rate and maturity date (if applicable) and the principal amount of each Reportable Security involved;

               ii. The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition including by gift);

                    o    The price at which the transaction was effected;

                    o The name of the broker, dealer or bank through whom the transaction was effected; and

                    o If there were no Personal Securities Transactions in Reportable Securities during the period, then the report must state "none."

                    o The name of the broker, dealer or bank with whom the Access Person established the account (this should include company-sponsored retirement plans);

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                    o    The date that the report is submitted by the Access
                         Person;

     3.   ANNUAL HOLDING REPORTS:

     No later than January 30 of each year, each Access Person must file with the Chief Compliance Officer an annual holding report (Exhibit D) that includes the following information:

     a. The title and type of security, ticker symbol or CUSIP number, number of shares, and principal amount of each Reportable Security in which the Access Person has any direct or indirect beneficial ownership.

     b. The name of any broker, dealer or bank with whom the Access Person maintains an account in which any Reportable Securities were held for the direct or indirect benefit of the Access Person; and

     c.   The date that the report is submitted by the Access Person.

     F.   Duplicate Confirmations and Account Statements:

     SUPERVISED PERSONS ARE REQUIRED TO DIRECT THEIR BROKER TO FORWARD TO THE COMPLIANCE DUPLICATE COPIES OF BOTH CONFIRMATIONS AND STATEMENTS OF ALL PERSONAL SECURITIES TRANSACTIONS IN REPORTABLE SECURITIES EFFECTED FOR ANY ACCOUNT IN WHICH SUCH SUPERVISED PERSON HAS ANY DIRECT OR INDIRECT BENEFICIAL OWNERSHIP INTEREST.

     III. OTHER POTENTIAL CONFLICTS OF INTEREST

     A. Interest in Competitors, Clients, and Suppliers: Except with the Chief Compliance Officer's written authorization, no Supervised Person or member of his or her immediate family (including such person's spouse, children, stepchildren, grandchildren, parents, stepparents, grandparents, siblings, persons with whom the Supervised Person has an adoptive or "in-law" relationship, or any relatives to whose support the Supervised Person contributes, either directly or indirectly, and

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          who shares such Supervised Person's household), may serve as an employee, officer, director or trustee of, or have a substantial interest in or business relationship with, a competitor, Client, or supplier of FTAM (other than any Affiliate) that may create, or give the appearance of, a divided loyalty.

     B.   Interest in Transactions:

     No Supervised Person or their Immediate Family may engage in any transaction involving FTAM if the Supervised Person or such Immediate Family has a substantial interest in the transaction or can benefit directly or indirectly from the transaction (other than through the Supervised Person's normal compensation), except as specifically authorized in writing by the Chief Compliance Officer.

     C.   Outside Employment and/or Directorship:

          1. No Supervised Person may be employed by, or accept any remuneration from, or perform any services for, any person or entity, including serving as a director, trustee or general partner of a partnership, other than FTAM or any Affiliate of FTAM, except as specifically authorized by the Chief Compliance Officer. In no event may a Supervised Person have any outside employment that might cause embarrassment to or jeopardize the interests of FTAM, interfere with its operations, or adversely affect his or her productivity or that of other Supervised Persons.

          2. No Supervised Person may serve as an officer, trustee, or director of any entity (public company or otherwise) without the Chief Compliance Officer's written authorization. Such authorization may granted in instances where FTAM determines that such board service will not interfere with it's Clients' interests. If approval to serve as a director of a Public Company is granted, a Supervised Person has an affirmative duty to excuse himself or herself from participating in any deliberations by any affected Client regarding possible investments in the securities

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               issued by the Public Company on whose board the Supervised Person sits.

     D.   Diversion of Firm Business or Investment Opportunities:

          No Supervised Person may acquire, or derive personal gain or profit from, any business or investment opportunity that comes to his or her attention as a result of his or her association with FTAM, and in which he or she should reasonably know FTAM or Clients might reasonably be expected to participate or have an interest, without first disclosing in writing all relevant facts to FTAM, offering the opportunity to FTAM or Clients if appropriate, and receiving specific written authorization from the Chief Compliance Officer.

     E.   Gifts and Entertainment:

     1. Supervised Persons are prohibited from accepting any extraordinary or extravagant gifts. Any such gifts must be returned or declined. Gifts of nominal value (whose value is no more than $100 per year), customary business meals, entertainment, and promotional items may be accepted so long as they are not excessive in number or cost.

     2. For gifts provided by FTAM, no Supervised Person may provide extravagant or excessive gifts, entertainment, charitable donations, or other benefits to any Client, prospective client, or any entity that does business with or on behalf of FTAM. Any gift valued at more than $100 requires the Chief Compliance Officer's written authorization.

IV. INSIDER TRADING

     A. Supervised Persons must ensure that Material Non-Public Information remains secure, and must not divulge to any person any Material Non-Public Information, except in the performance of their duties.

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     B.   No Supervised Person who becomes an Insider may engage in trading on behalf of himself or herself or others. If an Insider learns of any Material Non-Public Information, he or she must promptly disclose it to the Chief Compliance Officer. The Chief Compliance Officer shall notify the President and other personnel to see that FTAM does not trade on this Material Non-Public Information, including in their personal trading accounts. The Insider cannot disclose or divulge such Material Non-Public Information, or the fact that Material Non-Public Information exists, to any other person.

     C. Questions regarding whether any information is Material Non-Public Information must be promptly directed to the Chief Compliance Officer for determination.

V. COMPLIANCE WITH THE CODE

     A. Annual Certification: Upon adoption, when amended, upon becoming a Supervised Person, and on an annual basis, all Supervised Persons must certify that they have received, read and understand the Code, recognize that they are subject to it and will comply with it. See Exhibit E.

     B. Quarterly Certifications - Other Potential Conflicts: The Chief Compliance Officer may, from time to time, require Supervised Persons to certify compliance with other non-personal securities trading elements of FTAM's Code of Ethics. These certifications may include, among other things: (1) the receipt of gifts and entertainment, (2) giving of gifts or entertainment (2) outside employment, (3) directorship of outside entities, and (4) insider trading.

     C.   Whistle Blower:

          Any Supervised Person who discovers a violation or apparent violation of the Code must promptly report the matter to the Chief Compliance

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          Officer. Any Supervised Person who discovers that he or she has violated or apparently violated the Code must promptly report the matter to the Chief Compliance Officer. All such reports will be treated confidentially to the extent permitted by law and will be investigated promptly and appropriately. FTAM prohibits retaliation against individuals who report a violation or apparent violation of the Code in good faith and will treat any such retaliation as a further violation of the Code.

     D.   Sanctions:

          Upon discovering a violation of this Code, FTAM, through the Chief Compliance Officer, may take such actions or impose such sanctions, if any, as it deems appropriate. These sanctions may require that the transaction be unwound. Any profits realized will be required to be disgorged (to an entity designated by FTAM). Additional sanctions may include a letter of censure or suspension, restriction on executing personal security trades for a defined period of time, restriction on which brokers may be used, a fine, or termination of employment. In instances where a member of the Supervised Person's household commits the violation, any sanction would be imposed on the Supervised Person. The filing of any false, incomplete or untimely reports, may (depending on the circumstances) be considered a violation of this Code and subject to disciplinary action.

VI. CCO RESPONSIBILITIES

     A.   Annual Compliance Certifications:

          Ensure all Supervised Persons receive a copy of the Code and sign the certification on an initial and annual basis, as well as for any amendments to the Code.

     B.   Other COE Compliance Certifications:

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           The CCO may periodically require compliance certifications including:
           gifts, outside employment, outside directorship, insider trading, or other aspects of the COE to ensure ongoing awareness and compliance.

     C.   Periodic Reviews:

          Periodically, but at least annually, review the Code operations and controls to determine its adequacy and the effectiveness.

     D.   Administrative Responsibilities:

     1. 1. Determine whether a Supervised Person has Material Non-Public Information, with such assistance as may be required. Upon determining that a Supervised Person possesses Material Non-Public Information, enforce the provisions of this Code.

     2. Receive reports of violations and suspected violations of the Code, investigate them promptly, with such assistance as may be required, and determine whether a violation has occurred.

     3. Update the Code as necessary or appropriate in the event of compliance issues, changes in FTAM's business activities or regulatory developments.

     E.   Delegation:

     The Chief Compliance Officer may delegate certain administrative responsibilities under this Code. The Chief Compliance Officer shall retain ultimate responsibility, however, for the administration of the Code.

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VII.  BOOKS AND RECORDS

     A. Compliance will maintain an updated list of Access Persons and Supervised Persons. At the beginning of every month, a copy of this listing will be printed off, dated, and maintained in FTAM's files.

     B.   Compliance will maintain:

          1. A listing of Access Persons and Supervised Persons, their brokerage accounts, and whether statements and confirmation are being received;

          2.   Trade authorizations that have been received by Compliance; an

          3. Access Persons and Supervised Persons Reportable Security transactions for each calendar quarter (this will include two sections: (1) Reportable Securities, except for Reportable Funds; and (2) Reportable Funds.

       C. Compliance will also maintain the following records for five years (a minimum two years on-site):

          1.   All initial and annual holding reports

          2.   All Access Person quarterly transaction reports

          3. A copy of the Code currently in effect and any that have been in effect within the past five years

          4. A record of any violation of the Code and any action taken as a result of the violation

          5. All written acknowledgements of the Code for each person who is currently, or within the past five years was, a Supervised Person of FTAM

          6. A list of all current, and within the past five years, Supervised and Access Persons

          7. All records documenting the annual and quarterly review of the Code

          8.   All completed pre-clearance trade authorization forms

          9. All records of approvals for investment in initial public offerings or limited offering

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          10.  All records of any gifts to disclosed by FTAM Supervised Persons.

          11.  Other periodic Code compliance certifications.

VIII.  DEFINITIONS

     The following terms are used throughout the Code and have the meanings attributed to them in this section:

     A. "Access Person" means any Supervised Person who either (i) has access to nonpublic information regarding any Clients' purchase or sale of securities, (ii) has access to nonpublic information regarding the portfolio holdings of any Reportable Fund or (iii) who is involved in making securities recommendations to Clients or who has access to such recommendations if such recommendations are nonpublic.

     B. "Advisers Act" means the Investment Advisers Act of 1940 and the rules and regulations promulgated thereunder, as amended from time to time.

     C. "Affiliate," with respect to any referenced entity, means an entity that is Controlled by, Controls or is under common Control with such entity.

     D. "Beneficial Ownership" is interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended. Generally, an Access Person is regarded as having beneficial ownership in an account in the name of: (1) the Access Person, (2) spouse, (3) minor child, (4) a relative sharing the same house, (5) another person if the Access Person (a) obtains benefits substantially equivalent to ownership of the securities, (b) can obtain ownership of the securities immediately or at some future time, or (c) has, or can have, investment discretion or can otherwise exercise control.

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     E.   "Chief Compliance Officer" means the person listed on FTAM's current
          Form ADV filed with the Securities and Exchange Commission as the Chief Compliance Officer.

     F. "Client" means (i) any investment company registered under the Company Act for whom FTAM acts as investment adviser or sub-adviser or (ii) any separately managed investment account, commingled/collective investment trust fund, or other investment arrangement where FTAM is adviser or sub-adviser for the management of this account.

     G. "Code" means this Code of Ethics, as in effect and enforced by FTAM through the Chief Compliance Officer.

     H. The "Company Act" means the Investment Company Act of 1940 and the rules and regulations promulgated thereunder, as amended from time to time.

     I. "Control" shall have the same meanings as that set forth in Section 2(a)(9) of the Company Act.

     J. "Immediate Family Member" of a person includes the person's spouse, children under the age of 25 residing with the person, and any trust or estate in which the person or any other Immediate Family Member has a Beneficial Ownership interest.

     K. "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, as amended (the "Securities Act"), the issuer of which, prior to such offering, had never sold its securities to the public in a public offering subject to the registration requirements of Section 5 of the Securities Act.

     L. "Insider" means FTAM, Supervised Person, and any Immediate Family Member of the Supervised Person. In addition, a person is an Insider if

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          the person enters into a special confidential relationship in the conduct of the affairs of FTAM and as a result is given access to Material Non-Public Information. Examples include, without limitation, accountants, consultants, advisers, attorneys, bank lending officers, and the employees of such organizations.

     M. "Insider Trading" means the use of Material Non-Public Information to trade in a security (whether or not one is an Insider) or the communication of Material Non-Public Information to others. While the meaning of this term is not static, Insider Trading generally includes: (a) trading in a security by an Insider, while in possession of Material Non-Public Information; (b) trading in a security by a person who is not an Insider, while in possession of Material Non-Public Information, where such information either was disclosed to the person in violation of an Insider's duty to keep it confidential or was misappropriated; and (c) communicating Material Non-Public Information to any person, who then trades in a security while in possession of the information.

     N. "Limited Offering" means an offering of securities pursuant to an exemption from the registration requirements of the Securities Act.

     O. "Material Non-Public Information" for purposes of this Code, information is "material" if it has "market significance" in the sense that such information, if disclosed, would be likely to affect the market price of any outstanding securities or would be likely to be considered important by reasonable investors in determining whether to purchase or sell such securities. Information should be deemed "non-public" when it is not yet in general circulation or when the possessor knows or should know that the information is only available to "insiders". To show that information in public, one should be able to point to some fact demonstrating that the information is generally available, e.g. by disclosure in a press release or public filing.

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          Although issuers are generally prohibited from selectively disclosing
          Material Non-Public Information, disclosure of such information may occur in the context of a formal or informal meeting with a company representative. Material Non-Public Information may be in the possession of a service provider to the issuer, such as a lawyer, accountant, investment banker, or consultant. Such information may also be in the possession of friends or relatives of an issuer's employees or service providers. A person's relationship with the company is not determinative of whether the person possesses Material Non-Public Information. Rather, it is the nature of the information itself that must be examined. If the information possessed by an individual satisfies the definition of Material Non-Public Information set forth above, than information must be kept confidential and may not be the basis for any securities or other transactions related to the information.

          Although it is not possible to identify in a policy all information that could be deemed "material", some examples relating to issuers would include earnings, dividend actions, mergers and acquisitions, major discoveries, major new products, significant achievements or failures in research or testing activities, major personnel changes, labor negotiations, price changes, major marketing changes, government investigations or significant litigation.

          For purposes of this Code, the prohibition on transactions based on the possession of Material Non-Public Information includes transactions in all securities and other instruments while in the possession of Material Non-Public Information relevant to the transaction. This includes transactions in equity securities and debt securities, including municipal securities and government-issued securities.

     P. "Personal Securities Transaction" means a transaction in a security in which a person has or thereby acquires Beneficial Ownership. A person is considered to be "engaging in" or "effecting" a Personal Securities

          Transaction if the person, directly or indirectly, directs, participates in or receives advance notification or advice regarding such transactions.

     Q. "Public Company" means any entity subject to the reporting requirements of Section 12 or 15(d) of the Securities Exchange Act of 1934.

     R. "Reportable Fund" means: (i) Any fund for which FTAM serves as an investment adviser; (ii) Any fund whose investment adviser or principal underwriter Controls FTAM, is Controlled by FTAM, or is under common Control with FTAM; or (iii) exchange-traded funds that are either registered with the SEC under the Company Act as an open-end management company or as a unit investment trust.

     S. "Reportable Security" means a security as defined in section 202(a)(18) of the Act (15 U.S.C. 80b-2(a)(18)), which includes any stock, bond, future, investment contract or any other Instrument that is considered a "security" under the Investment Advisers Act, including: options on securities, on indexes, and on currencies; limited partnerships; foreign unit trusts and foreign mutual funds; and private investment funds, hedge funds, and investment clubs. "Reportable Security" does not include: (i) Direct obligations of the Government of the United States; (ii) Bankers' acceptances, bank certificate of deposits, commercial paper and high quality short-term instruments, including repurchase agreements; (iii) Shares issued by money market funds; (iv) Shares issued by open-end funds other than Reportable Funds; and (v) Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, so long as none of which are Reportable Funds.

     T. "Supervised Person" means FTAM's partners, officers, directors (or other person occupying a similar status or performing similar functions) and employees, as well as other persons who provide advice on behalf of FTAM and are subject to FTAM's supervision and Control.

IX. POLICY MAINTENANCE

     A. Owner: FTAM's Chief Compliance Officer is responsible for maintaining the Code of Ethics.

     B.   Last Update: January 23, 2006

                                                                       Exhibit A
--------------------------------------------------------------------------------
TRADE AUTHORIZATION FORM (FOR ACCESS PERSONS)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

ACCESS PERSON NAME
--------------------------------------------------------------------------------
                  DATE
--------------------------------------------------------------------------------
VII. PLEASE E-MAIL REQUEST TO THE "FTAM COMPLIANCE" ADDRESS IN OUTLOOK
--------------------------------------------------------------------------------
      NAME OF SECURITY &                  SHARES                 BUY / SELL                     BROKER
        TICKER SYMBOL
------------------------------- ---------------------------- ------------------- --------------------------------------

------------------------------- ---------------------------- ------------------- --------------------------------------

------------------------------- ---------------------------- ------------------- --------------------------------------

------------------------------- ---------------------------- ------------------- --------------------------------------

------------------------------- ---------------------------- ------------------- --------------------------------------

------------------------------- ---------------------------- ------------------- --------------------------------------

-----------------------------------------------------------------------------------------------------------------------


       (Keep a copy of request for personal records (as well as the e-mail indicating trade has been approved).


[ ] TRADE AUTHORIZATION APPROVED. FTAM has not executed a transaction in the securities listed above today and no trades are pending or contemplated within the next business day by the Advisor. This authorization allows the Access Person to trade this security until: .

[ ] TRADE AUTHORIZATION DENIED. A transaction is pending, or is contemplated within the next business day. President/ Chief Investment Officer approval is required.

Equity                                               Fixed Income
------                                               ------------
Trading                             Growth           Trading
Value                               Quantitative     Grand Rapids
Investment Strategies               Core             Cincinnati

Explanation (if necessary):

Approval Given/ Denied By:

----------------------------------                 --------------------------
Signature of Designated Approver                            Date

----------------------------------                 --------------------------
President/ Chief Investment Officer                Approved/ Denied


                              DESIGNATED APPROVERS:
                     James Mautino, Chief Compliance Officer
                        Chris Nelson, Compliance Officer
                        Royce Carson, Compliance Officer

                                                                       Exhibit B
                  FIFTH THIRD ASSET MANAGEMENT, INC. ("FTAM")
                                 CODE OF ETHICS

                           INITIAL HOLDING REPORT (*)


All "Access Persons" and "Supervised Persons" are required to complete the initial holding report and provide information concerning each Reportable Security* in which they have any direct or indirect beneficial ownership.

Please consult the FTAM's Compliance Officer if you have any questions as to the reporting requirements.

To the FTAM Compliance Officer:

     1. Except as noted below or on explanation attached, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve any Client, such as any economic relationship between my transactions and Reportable Securities held or to be acquired by any such Client.

     2. As of the date designated as an Access Person or Supervised Person, I had a direct or indirect beneficial ownership in the following securities: (if you prefer, you may attach statements that are dated within 45 days of your designation date and simply indicate "SEE ATTACHED" in the chart listed below)

* Reportable Security" means a security as defined in section 202(a)(18) of the Act (15 U.S.C. 80b-2(a)(18)), which includes any stock, bond, future, investment contract or any other Instrument that is considered a "security" under the Investment Advisers Act, including: options on securities, on indexes, and on currencies; limited partnerships; foreign unit trusts and foreign mutual funds; and private investment funds, hedge funds, and investment clubs. "Reportable Security" does not include: (i) Direct obligations of the Government of the United States; (ii) Bankers' acceptances, bank certificate of deposits, commercial paper and high quality short-term instruments, including repurchase agreements; (iii) Shares issued by money market funds; (iv) Shares issues by open-end funds other than Reportable Funds; and (v) Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, so long as none of which are Reportable Funds.

----------------------- --------------- ------------------- ------------------------- ------------------------------------------
 Title of Security &      Number of      Principal Amount       Type of Interest           Name of Broker/Dealer, Bank or
    Ticker Symbol           Shares                            (Direct or Indirect)         Retirement Plan were Reportable
                                                                                                 Securities are held
----------------------- --------------- ------------------- ------------------------- ------------------------------------------

     3. I hereby represent that I maintain account(s) as of the date this report is submitted in which Covered Securities are held for my direct or indirect benefit with the broker(s), dealer(s) or bank(s) listed below.

----------------------------------------- ----------------------------------- ---------------------------------------- -------------
    Name of Broker/Dealer, Bank, or             Broker/Dealer Address                     Account Number                   Date
    Retirement Plan where Reportable                                                                                    Established
          Securities are held
----------------------------------------- ----------------------------------- ---------------------------------------- -------------

----------------------------------------- ----------------------------------- ---------------------------------------- -------------


Pint Name: __________________________________

Signature:  ___________________________________

Title:  _______________________________________

                                                      Date Report Submitted:
                                                      -----------------------

                                                                       Exhibit C
                   FIFTH THIRD ASSET MANAGEMENT, INC. ("FTAM")
                                 CODE OF ETHICS

                          QUARTERLY TRANSACTION REPORT
                For the Calendar Quarter Ending DECEMBER 31, 2005


To FTAM's Chief Compliance Officer:

 During the quarter referenced above, the following transactions were effected in Reportable Securities of which I had, or by reason of such transaction acquired, direct or indirect Beneficial Ownership, and which are required to be reported pursuant to the Code of Ethics adopted by FTAM (attach additional sheets as necessary).

                      Please initial box and print name if
                         NO transactions in a Reportable
                          Security were effected during
                             this reporting period.

            [ ] Print Name __________________________________________

-------------------- --------------- ------------ ----------------- --------------- ---------------- -------- ----------------------
Name of Security &        Date        Par Value   INTEREST RATE &   Dollar Amount      Nature of      Price    Broker/Dealer or Bank
                                                                                      Transaction
      Symbol                           No. Of     MATURITY DATE                       (Purchase,
                     Of Transaction    Shares     (if applicable)   of Transaction   Sale, Other)
-------------------- --------------- ------------ ----------------- --------------- ---------------- -------- ----------------------

-------------------- --------------- ------------ ----------------- --------------- ---------------- -------- ----------------------

-------------------- --------------- ------------ ----------------- --------------- ---------------- -------- ----------------------

-------------------- --------------- ------------ ----------------- --------------- ---------------- -------- ----------------------

-------------------- --------------- ------------ ----------------- --------------- ---------------- -------- ----------------------

-------------------- --------------- ------------ ----------------- --------------- ---------------- -------- ----------------------

-------------------- --------------- ------------ ----------------- --------------- ---------------- -------- ----------------------

-------------------- --------------- ------------ ----------------- --------------- ---------------- -------- ----------------------

-------------------- --------------- ------------ ----------------- --------------- ---------------- -------- ----------------------

                                       27

-------------------- --------------- ------------ ----------------- --------------- ---------------- -------- ----------------------

-------------------- --------------- ------------ ----------------- --------------- ---------------- -------- ----------------------

-------------------- --------------- ------------ ----------------- --------------- ---------------- -------- ----------------------

-------------------- --------------- ------------ ----------------- --------------- ---------------- -------- ----------------------

-------------------- --------------- ------------ ----------------- --------------- ---------------- -------- ----------------------

-------------------- --------------- ------------ ----------------- --------------- ---------------- -------- ----------------------

-------------------- --------------- ------------ ----------------- --------------- ---------------- -------- ----------------------

-------------------- --------------- ------------ ----------------- --------------- ---------------- -------- ----------------------


Print Name: ______________________________________


  I hereby represent that I previously reported all brokerage accounts in which
   Reportable Securities were held during the quarter referenced above for my indirect and direct benefit. I further understand I must report any new brokerage accounts to FTAM's Chief Compliance Officer when the account is first established and direct my broker to
                provide FTAM with duplicate statements and trade
                                 confirmations.

Except as noted in this report, I certify that I have no knowledge of the existence of any personal conflicts of interest which may involve any Client, such as the existence of any economic relationship between my transactions and Reportable Securities held or to be acquired by any Client.


Print Name: __________________________________

Signature: ____________________________________

Title: ________________________________________

Date Report Submitted: ________________________



MUST BE RECEIVED NO LATER THAN JANUARY 31, 2006

                                 Please send to:
                       Fifth Third Asset Management, Inc.
                         Attn: Chief Compliance Officer
                            38 Fountain Square Plaza
                                    MD1090BD
                              Cincinnati, OH 45202

                                                                       Exhibit D
                   FIFTH THIRD ASSET MANAGEMENT, INC. ("FTAM")
                                 CODE OF ETHICS

                           2006 ANNUAL HOLDINGS REPORT

To the Chief Compliance Officer of FTAM:

     1. I have read and understand FTAM's Code of Ethics and recognize that I am an "Access Person".

     2. I agree to abide by these policies and procedures contained within FTAM's Code of Ethics. I know a failure to comply may constitute a violation of federal and state securities laws and regulations which may subject me to civil liabilities, criminal penalties and/or employment sanctions.

     3. I hereby certify that, during the year ending DECEMBER 31, 2005, I have complied with the requirements of the Code of Ethics and I have reported all Reportable Fund and Reportable Security transactions required to be reported pursuant to the code.

     4. As of DECEMBER 31, 2005, I had a direct or indirect beneficial ownership in the following Reportable Funds and Reportable Securities.*

------------------------------------ -------------- --------------- --------------------- ------------------------------------------
     Name of Security & Symbol         Number of      Principal       Type of Interest     Name of Broker/Dealer, Bank, Retirement
                                        Shares          Amount      (direct or indirect)     Plan where Securities are/were held
------------------------------------ -------------- --------------- --------------------- ------------------------------------------

------------------------------------ -------------- --------------- --------------------- ------------------------------------------

------------------------------------ -------------- --------------- --------------------- ------------------------------------------

------------------------------------ -------------- --------------- --------------------- ------------------------------------------

------------------------------------ -------------- --------------- --------------------- ------------------------------------------

----------
* All access persons need to complete this form, even if your brokerage account statements are currently being forwarded to FTAM. Instead of listing all securities held on the Annual Holding Report, you may simply indicate "SEE ATTACHED" and attach copies of all bank, brokerage, retirement plan (including 401(k) plans), or other financial statements as of 12/31/2005. The Annual Holding Report requires that you provide information concerning Reportable Securities where you have a beneficial ownership, regardless of whether they are held in a brokerage account.

     5. I hereby represent that I maintain the account(s) listed below in which Reportable Securities are held for my direct or indirect benefit with the broker(s), dealer(s) or bank(s) listed below.


----------------------------------------------------- --------------------------
 Name of Broker/Dealer, Bank, Retirement Plan where           Date Established
              Securities are/were held
----------------------------------------------------- --------------------------

----------------------------------------------------- --------------------------

----------------------------------------------------- --------------------------

----------------------------------------------------- --------------------------

----------------------------------------------------- --------------------------


Print Name: ___________________________________

Signature: _____________________________________

Title: _________________________________________

Date Submitted: ________________________________




MUST BE RECEIVED NO LATER THAN JANUARY 31, 2006

                                 Please send to:
                       Fifth Third Asset Management, Inc.
                         Attn: Chief Compliance Officer
                            38 Fountain Square Plaza
                                    MD1090BD
                              Cincinnati, OH 45202

                                                                       Exhibit E
TO:      FTAM Personnel

FROM:    Jim Mautino, Chief Compliance Officer

SUBJECT: POLICY MANUAL/CODE OF ETHICS CERTIFICATION

--------------------------------------------------------------------------------


All Fifth Third Asset Management personnel are required to review the policy manual and code of ethics, sign this memo, and return it to the Chief Compliance Officer.

In addition, by signing below, you are certifying that within the past 12 months, you have not been the subject of a disciplinary action, or charged in any legal proceeding that could lead to a disciplinary action, by the:

|X|      Securities and Exchange Commission;

|X|      Commodity Futures Trading Commission; or

|X| Any state regulatory authority, self-regulatory organization, or foreign regulation authority

Please notify the Chief Compliance Officer as soon as you become aware of any information that would result in this answer needing to change.

  I HAVE READ AND UNDERSTOOD THE POLICIES AND PROCEDURES SET FORTH IN THE FTAM
      POLICY MANUAL, INCLUDING THE CODE OF ETHICS, AS APPROVED BY THE FTAM INVESTMENT COMMITTEE. I AGREE TO ABIDE BY THESE POLICIES AND PROCEDURES. I
         KNOW A FAILURE TO COMPLY MAY CONSTITUTE A VIOLATION OF FEDERAL
              AND STATE SECURITIES LAWS AND REGULATIONS WHICH MAY
SUBJECT ME TO CIVIL LIABILITIES, CRIMINAL PENALTIES AND/OR EMPLOYMENT SANCTIONS.

----------------------------------          ------------------------
SIGNATURE                                              DATE

----------------------------------
PRINT NAME